Exhibit (a)(1)(S)

On February 20, 2024, Wyndham Hotels & Resorts, Inc. posted the following messages via display advertising:

On February 20, 2024, Wyndham Hotels & Resorts, Inc. posted the following messages via LinkedIn advertising:

On February 20, 2024, Wyndham Hotels & Resorts, Inc. posted the following messages via Google Search:


WYNDHAM
HOTELS & RESORTS
ECHO SUITES
Our Standalone Plan Provides Significant Upside.
Stay Wyndham.
LEARN MORE


WYNDHAM
HOTELS & RESORTS
Choice's Offer
Has Significant
Antitrust Risk.
LEARN MORE
Days Inn.
BY WYNDHAM


LA QUINTA


WYNDHAM
HOTELS & RESORTS
Choice's Offer is
Inadequate and
Risk-Laden.
LEARN MORE
Super 8
BY WYNDHAM

WYNDHAM
HOTELS & RESORTS

Franchisees, Media and Equity Analysts **Support a Standalone Wyndham.**

LEARN MORE

Wyndham Hotels & Resorts

6,124 Followers

Promoted

Franchisees, media and equity analysts understand what's at stake from Choice's unsolicited hostile offer. You should too.



ECHO SUITES
WYNDHAM
HOTELS & RESORTS
Broad Support for a Standalone Wyndham.

Choose Value

Stay Wyndham.

staywyndham.com/additional-support

Learn More

1,002

56 comments · 16 reposts

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Wyndham Hotels & Resorts
6,124 Followers
Promoted

Franchisees are strongly opposed to a potential transaction with Choice.



WYNDHAM
HOTELS & RESORTS
ECHO SUITES
Steer Clear of
the Wrong Choice.

Reject Risk
Stay Wyndham.
staywyndham.com/strong-opposition-from-franchisees/
Learn More

1,002 · 56 comments · 16 reposts

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Wyndham Hotels & Resorts
6,124 Followers
Promoted

Choice's unsolicited offer exposes shareholders to significant risk.


WYNDHAM
HOTELS & RESORTS
Avoid a Prolonged and Uncertain Regulatory Timeline.
Days Inn
BY WYNDHAM

Reject Risk
Stay Wyndham.
staywyndham.com/uncertain-regulatory-timeline/

Learn More

1,002 · 56 comments · 16 reposts

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Wyndham Hotels & Resorts
6,124 Followers
Promoted

Wyndham is well positioned to drive value as we execute against our growth initiatives.



WYNDHAM
HOTELS & RESORTS
A Standalone Wyndham is best.
Days Inn
BY WYNDHAM

Choose Value
Stay Wyndham.
staywyndham.com/wyndhams-superior-standalone-plan

Learn More

1,002 · 56 comments · 16 reposts

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Wyndham Hotels & Resorts
6,124 Followers
Promoted

Learn how Wyndham protects shareholders and acts in their best interest.



WYNDHAM
HOTELS & RESORTS
Stay Wyndham.
Oppose the Wrong Choice.
LAQUINTA

Reject Risk
Stay Wyndham.
staywyndham.com

Learn More

1,002 56 comments · 16 reposts

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Wyndham Hotels & Resorts
6,124 Followers
Promoted

Wyndham's standalone plan provides significant upside to Choice's offer.


WYNDHAM
HOTELS & RESORTS
Stay with Value.
Stay Wyndham.
LA QUINTA

Choose Value
Stay Wyndham.
staywyndham.com/wyndhams-superior-standalone-plan

Learn More

1,002 · 56 comments · 16 reposts

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Wyndham Hotels & Resorts
6,124 Followers
Promoted

Choice's proxy contest is a blatant attempt to push through its inadequate, risk-laden offer.


WYNDHAM
HOTELS & RESORTS
Reject Risk.
Stay Wyndham.
Super 8
BY WYNDHAM

Reject Risk
Stay Wyndham.
staywyndham.com

Learn More

1,002

56 comments · 16 reposts

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Wyndham Hotels & Resorts

6,124 Followers

Promoted

Wyndham's Board is doing its job – protecting shareholders from Choice's inadequate, risk-laden offer. A standalone Wyndham is a better path.


WYNDHAM
HOTELS & RESORTS
Proven Track Record.
Compelling Opportunities.
Significant Upside.
Super 8
BY WYNDHAM

Choose Value

Stay Wyndham.

staywyndham.com

Learn More

1,002 56 comments · 16 reposts

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